Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (file number 333-119586) on Form S-8 of Endavo Media and Communications, Inc. of our report dated April 9, 2005 relating to our audit of the financial statements which appears in the Annual Report on Form 10-KSB of Endavo Media and Communications, Inc. for the year ended December 31, 2004.


Hein & Associates LLP
Phoenix, Arizona

December 12, 2005


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